Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2022, with respect to the financial statements of NuScale Power, LLC included in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-262053) and related Proxy Statement/Prospectus of Spring Valley Acquisition Corp. for the registration of shares of its Class A common stock and Warrants to purchase Class A common stock.

/s/ Ernst & Young LLP

Portland, OR

March 29, 2022